HYPERION 1997 TERM TRUST, INC. (the "Registrant")
                     Form N-SAR for the period ending May 31, 1998
                                 File Number 811-07072





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 29th day of July, 1998.




HYPERION 1997 TERM TRUST, INC.




                                                              By:
                                                              _________________
                                                              Clifford E. Lai
                                                              President




Witness:   ___________________
             Joseph Tropeano
             Assistant Secretary